USAA Asset Management Company

9800 Fredericksburg Road

San Antonio, TX 78288

Gentlemen:

Pursuant to paragraph 1(b) of the Administration and Servicing Agreement, dated as of August 1, 2001, between USAA Mutual Funds Trust (the Trust) and USAA Investment Management Company, as amended and transferred to USAA Asset Management Company (the Administrator) pursuant to the Transfer and Assumption Agreement dated December 31, 2011 (Administration and Servicing Agreement), please be advised that the Trust has established a new class (New Class) of eight currently existing series (each, a Fund) as set forth below. Please be further advised that the Trust desires to retain the Administrator to render administration and shareholder servicing services under the Administration and Servicing Agreement to the New Class of shares of each Fund at the fees stated below:

Annual Fee as a
% of Average
Fund/Class Name	Daily Net Assets
USAA Government Securities Fund R6 Shares	0.05%
USAA High Income Fund R6 Shares	0.05%
USAA Income Fund R6 Shares	0.05%
USAA Income Stock Fund R6 Shares	0.05%
USAA Intermediate-Term Bond Fund R6 Shares	0.05%
USAA Nasdaq-100 Index Fund R6 Shares	0.05%
USAA Short-Term Bond Fund R6 Shares	0.05%
USAA Ultra Short-Term Bond Fund R6 Shares	0.05%

In addition, revised Exhibit A to the Administration and Servicing Agreement, reflecting the addition of the New Class of shares of each Fund to the Administration and Servicing Agreement, is attached hereto as Exhibit A and is hereby approved. The Trust and the Administrator acknowledge and agree that contractual fees for services under the Administration and Servicing Agreement may be different between Funds and share classes, which differences may be due to a variety of factors and considerations, including, but not limited to, the nature and extent of services required in connection with a particular share class (e.g., retail vs. institutional) or account type (e.g., omnibus vs. direct accounts).

Please state below whether you are willing to render such services at the fees stated

above.

USAA MUTUAL FUNDS TRUST
Attest:	By:
James G. Whetzel	Daniel S. McNamara
Secretary	President
Dated: December 1, 2016

We are willing to render services to the New Classes at the fees stated above. In addition, we approve Exhibit A hereto as revised Exhibit A to the Administration and Servicing Agreement.

USAA ASSET MANAGEMENT COMPANY
Attest:		By:
	James G. Whetzel		Brooks Englehardt
	Secretary		President
Dated: December 1, 2016

EXHIBIT A - LISTING OF FUNDS AND FEES

Aggressive Growth Fund	0.15%
Aggressive Growth Fund – Institutional Shares	0.10%
Capital Growth Fund	0.15%
Capital Growth Fund – Institutional Shares	0.10%
California Bond Fund	0.15%
California Money Market Fund	0.10%
Cornerstone Conservative Fund	0.00%
Cornerstone Moderately Conservative Fund	0.15%
Cornerstone Moderate Fund	0.15%
Cornerstone Moderately Aggressive Fund	0.15%
Cornerstone Aggressive Fund	0.15%
Cornerstone Equity Fund	0.00%
Emerging Markets Fund	0.15%
Emerging Markets Fund – Institutional Shares	0.10%
Extended Market Index Fund	0.25%*
First Start Growth Fund	0.15%
Flexible Income Fund	0.15%
Flexible Income Fund – Institutional Shares	0.10%
Global Equity Income Fund	0.15%
Global Equity Income Fund – Institutional Shares	0.10%
Global Managed Volatility Fund	0.15%
Global Managed Volatility Fund – Institutional Shares	0.05%
Government Securities Fund	0.15%
Government Securities Fund – Institutional Shares	0.10%
Government Securities Fund – R6 Shares	0.05%
Growth & Income Fund	0.15%
Growth & Income Fund – Institutional Shares	0.10%
Growth and Tax Strategy Fund	0.15%
Growth Fund	0.15%
Growth Fund – Institutional Shares	0.10%
High Income Fund	0.15%
High Income Fund – Institutional Shares	0.10%
High Income Fund – R6 Shares	0.05%
Income Stock Fund	0.15%
Income Stock Fund – Institutional Shares	0.10%
Income Stock Fund – R6 Shares	0.05%
Income Fund	0.15%
Income Fund – Institutional Shares	0.10%
Income Fund – R6 Shares	0.05%
Intermediate-Term Bond Fund	0.15%
Intermediate-Term Bond Fund – Institutional Shares	0.10%
Intermediate-Term Bond Fund – R6 Shares	0.05%
International Fund	0.15%
International Fund – Institutional Shares	0.10%
Managed Allocation Fund	0.05%
Money Market Fund	0.10%
Nasdaq-100 Index Fund	0.15%
Nasdaq-100 Index Fund – R6 Shares	0.05%
New York Bond Fund	0.15%
New York Money Market Fund	0.10%
Precious Metals and Minerals Fund	0.15%
Precious Metals and Minerals Fund – Institutional Shares	0.10%
Real Return Fund	0.15%
Real Return Fund – Institutional Shares	0.10%
S&P; 500 Index Fund	0.06%
Science & Technology Fund	0.15%
Short-Term Bond Fund	0.15%
Short-Term Bond Fund – Institutional Shares	0.10%
Short-Term Bond Fund – R6 Shares	0.05%
Small Cap Stock Fund	0.15%
Small Cap Stock Fund – Institutional Shares	0.10%
Target Managed Allocation Fund	0.05%
Target Retirement Income Fund	0.00%
Target Retirement 2020 Fund	0.00%
Target Retirement 2030 Fund	0.00%
Target Retirement 2040 Fund	0.00%
Target Retirement 2050 Fund	0.00%
Target Retirement 2060 Fund	0.00%
Tax Exempt Intermediate-Term Fund	0.15%
Tax Exempt Long-Term Fund	0.15%
Tax Exempt Money Market Fund	0.10%
Tax Exempt Short-Term Fund	0.15%
Treasury Money Market Trust	0.10%
Total Return Strategy Fund	0.15%
Total Return Strategy Fund – Institutional Shares	0.10%
Ultra Short-Term Bond Fund	0.15%
Ultra Short-Term Bond Fund – Institutional Shares	0.10%
Ultra Short-Term Bond Fund – R6 Shares	0.05%
Value Fund	0.15%
Value Fund – Institutional Shares	0.10%
Virginia Bond Fund	0.15%
Virginia Money Market Fund	0.10%
World Growth Fund	0.15%
World Growth Fund – Institutional Shares	0.10%

* The fee is computed daily and paid monthly, at an annual rate equal to 0.25%, and up to 0.10% of this fee shall be paid to BlackRock Advisers for subadministrative services.

(a) The Trust shall pay AMCO a fee for each Fund, payable monthly in arrears, computed as a percentage of the average net assets of the Fund for such month at the rate set forth in this Exhibit.

(b) The "average net assets" of the Fund for any month shall be equal to the quotient produced by dividing (i) the sum of the net assets of such Fund, determined in accordance with procedures established from time to time by or under the direction of the Board of Trustees of the Trust, for each calendar day of such month, by (ii) the number of such days.